Exhibit 10.3

                                                             EXECUTION COPY


                                                September 17, 2004


Martha Stewart
48 Turkey Hill Road South
Westport, Connecticut 06880

Dear Martha:

     Reference is made to that certain Intellectual Property License and Preservation Agreement (the "IP License Agreement"), dated as of October 22, 1999, by and between Martha Stewart ("Licensor") and Martha Stewart Living Omnimedia, Inc. (the "Company").

     This letter will confirm the agreement of Licensor and the Company that, notwithstanding the changes in Licensor's positions and responsibilities with respect to the Company on or after June 4, 2003, Licensor shall be deemed to be in "Control" (as such term is used in the IP License Agreement) for the purposes of clause (x) of the definition thereof
(1) until such time as Licensor has been released from imprisonment in connection with her conviction prior to the Effective Date and (2) following her release from imprisonment so long as either (A) Licensor is serving as Chairman of the Board of Directors (the "Board") of the Company or (B) (i) Licensor shall not have made a request to the Board to be appointed Chairman of the Board or (ii) if Licensor shall have made the request referred to in clause (i), the Board has failed to appoint Licensor as its Chairman and a period of less than 10 days has elapsed since the date of receipt by the Board of such request or (C) Licensor shall be unable to serve as Chairman of the Board by reason of any legal restraint imposed by a governmental entity.

     If you are in agreement with the aforementioned, please indicate your acceptance by signing where indicated below.


                                       Very truly yours,


                                       MARTHA STEWART LIVING OMNIMEDIA, INC.


                                       By:   /s/ Sharon L. Patrick
                                          --------------------------------------
                                          Name:  Sharon L. Patrick
                                          Title: President and Chief
                                                 Executive Officer


Agreed to and Accepted as
of the date above written:

/s/ Martha Stewart
------------------------------------
Martha Stewart